UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2025

NIXXY, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-53641 (Commission File Number)	90-1505893 (IRS Employer Identification No.)

1178 Broadway, 3rd Floor

New York, NY 10001

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (877) 708-8868

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of class	Trading symbol	Name of exchange on which registered
Common Stock	NIXX	NASDAQ Capital Market
Common Stock Purchase Warrants	NIXXW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On December 31, 2025, Nixxy, Inc. (the “Company”) entered into a Master Distribution Agreement (the “Distribution Agreement”) with CognoGroup, Inc., a Colorado corporation and majority-owned subsidiary of the Company.

The Distribution Agreement provides the framework for the separation of the Company’s CognoGroup business into a standalone company. Pursuant to the Distribution Agreement, and subject to the satisfaction or waiver of specified conditions, the Company intends to distribute to its stockholders all of the outstanding shares of common stock of CognoGroup held by the Company on a pro rata basis (collectively, the “Distribution”.

In connection with the execution of the Distribution Agreement, the Company and CognoGroup also entered into a Separation Agreement, which sets forth the terms governing, among other things, the transfer of certain assets and liabilities relating to the CognoGroup business, the termination of certain intercompany arrangements, and other matters related to the operational separation of the businesses. The Separation Agreement is an ancillary agreement to the Distribution Agreement and is intended to be effective at the time specified therein, subject to the consummation of the transactions contemplated by the Distribution Agreement.

The Distribution Agreement, together with the Separation Agreement and other ancillary agreements entered into or to be entered into in connection with the contemplated separation, governs, among other things:

•	the allocation and transfer of assets and liabilities between the Company and CognoGroup;
•	mutual releases and indemnification obligations between the parties following the separation;; and
•	the conditions and procedures for effecting the contemplated distribution.

To effect the Distribution, CognoGroup expects to file a registration statement with the United States Securities and Exchange Commission on Form 10. There can be no assurance that the contemplated transactions will be completed or, if completed, as to the timing or terms thereof.

The foregoing description of the Distribution Agreement and the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Distribution Agreement and the Separation Agreement, included as exhibits to this Form 8-K.

Item 7.01 Regulation FD Disclosure.

On January 5, 2026, the Company issued a press release titled “Nixxy Completes Spin-Out of CognoGroup, Increasing Strategic Focus, Reducing Operating Costs, and Unlocking Shareholder Value as AI Infrastructure Platform Scales Into 2026”. A copy of the press release is attached as Exhibit 99.1 hereto.

The information set forth under Item 7.01 and in Exhibit 99.1 is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Description

10.1	Master Distribution Agreement, dated as of December 31, 2025, by and between Nixxy, Inc. and Cognogroup, Inc.
10.2	Separation Agreement, dated as of December 31, 2025, by and between Nixxy, Inc. and Cognogroup, Inc.
99.1	Press Release Issued on January 5, 2026.
104	Cover Page Interactive Data File (formatted as Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NIXXY, INC.

Dated: January 7, 2026	By:	/s/ Mike Schmidt
Mike Schmidt
Chief Executive Officer

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